Exhibit 99.1
NEWS RELEASE
RANGE ANNOUNCES BARNETT PROPERTY SALE AND CAPITAL SPENDING PLAN
FORT WORTH, TEXAS, FEBRUARY 28, 2011...RANGE RESOURCES CORPORATION (NYSE: RRC) today announced that it has signed a definitive agreement with a private company to sell its Barnett Shale properties in the Fort Worth Basin for a purchase price of $900 million. The sale is expected to close in late April and is subject to customary closing conditions and purchase price adjustments. The properties included in the sale encompass 390 producing wells covering approximately 52,000 net acres. Current production is approximately 113 Mmcfe per day. Range is retaining certain non-producing acreage in the Barnett Shale, which it values at approximately $50 million.
The Company also announced that its 2011 capital expenditure budget has been set at $1.38 billion. The 2011 capital budget includes $1.13 billion for drilling and recompletions, $160 million for land, $55 million for seismic and $35 million for pipelines and facilities. Approximately 86% of the budget will be directed toward the Marcellus Shale play. The remaining budget is currently divided as follows: 6% for the Midcontinent division, 4% for the Appalachian division and 4% for the Southwest division.
The 2011 capital budget will be funded with operating cash flow and a portion of the proceeds from the sale of the Barnett Shale properties. Range has also identified $200 to $250 million of miscellaneous properties it plans to offer for sale over the next 12 months. After combining 2011 estimated cash flow and the expected proceeds from the property sales, less the 2011 capital expenditures, Range anticipates carrying over approximately $400 million into 2012. The Company currently plans to fund its 2012 capital budget with the $400 million carryover proceeds, operating cash flow and drawing approximately $150 million under its bank credit facility. Based on current future prices, Range currently anticipates it can fully fund its 2013 capital spending with expected cash flow.
For 2011, Range is targeting year-over-year production growth of 10%, including the impact of the expected property sales. Adjusting for the property sales, 2011 production growth would be 25%. Looking to 2012, the

Company currently anticipates year-over-year production growth in the 25% to 30% range. For 2011 and 2012, all-in finding and development costs are currently projected to be $1.00 per mcfe or less.
Commenting on the announcement, John Pinkerton, Range’s Chairman and CEO, said, “The sale of our Barnett Shale properties will be the catalyst for Range becoming cash flow positive in 2013. Under our plan, we will retain 100% of the resource potential of our Marcellus Shale play as well as from the Upper Devonian and Utica Shale plays. It will also allow us to pursue our other opportunities in the Nora area, the Midcontinent and Permian Basin. We have assembled a very attractive inventory of high return, low-cost drilling opportunities. This is evidenced by our plan to sell the Barnett properties, representing more than 20% of our current production, and fully replace its production and generate double-digit growth all within the same year. With the signing of the Barnett sale agreement coupled with the outstanding drilling results we have already achieved early in the year, we are well on our way to accomplishing our 2011 plan.”
The Company will host a conference call on Tuesday, March 1 at 1:00 p.m. ET to discuss its 2010 year-end results and its plans for 2011. To participate in the call, please dial 877-407-0778 and ask for the Range Resources 2010 financial results conference call. A replay of the call will be available through March 16 by dialing 877-660-6853. The Account number is 286 and the Conference ID for the replay is 367761. Additional financial and statistical information about the 2011 capital budget not included in this release, but to be presented in the conference call will be available on our home page at www.rangeresources.com.
A simultaneous webcast of the call may be accessed over the Internet at www.rangeresources.com or www.vcall.com. To listen, please go to either website in time to register and install any necessary software. The webcast will be archived for replay on the Company’s website for 15 days.

RANGE RESOURCES CORPORATION is an independent gas and oil company operating in the Appalachian and Southwestern regions of the United States.
Except for historical information, statements made in this release such as, expected property sales, expected capital expenditures, expected operating cash flow, anticipated carryover of sales proceeds, expected draws on credit facilities, sufficient operating cash flow to fund capital expenditures, expected production growth rates, expected retention of 100% of unproved resource potential and expected finding and development costs are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and Range’s future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the volatility of oil and gas prices, the results of our hedging transactions, the costs and results of drilling and operations, the timing of production, mechanical and other inherent risks associated with oil and gas production, weather, the availability of drilling equipment, changes in interest rates, litigation, uncertainties about reserve estimates and environmental risks. Range undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in Range’s filings with the Securities and Exchange Commission (“SEC”), which are incorporated by reference.
The SEC permits oil and gas companies, in filings made with the SEC, to disclose proved reserves, which are estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, as well as the option to disclose probable and possible reserves. Range has elected not to disclose the Company’s probable and possible reserves in its filings with the SEC. Range uses certain broader terms such as “resource potential,” or “unproved resource potential” or “upside” or other descriptions of volumes of resources potentially recoverable through additional drilling or recovery techniques that may include probable and possible reserves as defined by the SEC’s guidelines. Range has not attempted to distinguish probable and possible reserves from these broader classifications. The SEC’s rules prohibit us from including in filings with the SEC these broader classifications of reserves. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of being actually realized. Unproved resource potential refers to Range’s internal estimates of hydrocarbon quantities that may be potentially discovered through exploratory drilling or recovered with additional drilling or recovery techniques and have not been reviewed by independent engineers. Unproved resource potential does not constitute reserves within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System and does not include proved reserves. Area wide unproven, unrisked resource potential has not been fully risked by Range’s management. Actual quantities that may be ultimately recovered from Range’s interests will differ substantially. Factors affecting ultimate recovery include the scope of Range’s drilling program, which will be directly affected by the availability of capital, drilling and production costs, commodity prices, availability of drilling services and equipment, drilling results, lease expirations, transportation constraints, regulatory approvals, field spacing rules, recoveries of gas in place, length of horizontal laterals, actual drilling results, including geological and mechanical factors affecting recovery rates and other factors. Estimates of resource potential may change significantly as development of our resource plays provides additional data. Investors are urged to consider closely the disclosure in our most recent Annual Report on Form 10-K, available from our website at www.rangeresources.com or by written request to 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102. You can also obtain this Form 10-K by calling the SEC at 1-800-SEC-0330.
SOURCE: Range Resources Corporation
Range Resources Corporation
Rodney Waller, 817-870-2601
Sr. Vice President
or
David Amend, 817-870-2601
Investor Relations Manager
or
Laith Sando, 817-870-2601
Sr. Financial Analyst
www.rangeresources.com

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